Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ACUSPHERE, INC.

Senior Convertible Note

Issuance Date: , 2008	Principal: U.S. $15,000,000

FOR VALUE RECEIVED, Acusphere, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Cephalon, Inc., a Delaware corporation, or registered and permitted assigns (“Holder”), the amount set forth above as the Principal (the “Principal”) when due, whether on the Maturity Date (as defined below), upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether on the Maturity Date, upon acceleration or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is being issued on the Issuance Date pursuant to the Note Purchase Agreement (as defined below).  Certain capitalized terms are defined in Section 23.

(1)                                  MATURITY.  On the Maturity Date, the Company shall pay to the Holder (the “Maturity Date Payment”) an amount in cash representing all outstanding Principal, an amount, at the option of the Company as described in Section 2, payable in cash or shares of Common Stock (as defined below), representing accrued and unpaid Interest and an amount in cash representing all accrued and unpaid Late Charges, if any.  The “Maturity Date” shall be November [    ], 2011, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing.

(2)                                  INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year based on actual days elapsed and shall be payable in arrears on each November [    ] during the period beginning on the Issuance Date and ending on, and including, the Maturity Date and on the Maturity Date (each, an “Interest Date”) with the first Interest Date being November [    ], 2009.  Interest shall

be payable on each Interest Date, at the option of the Company, either in cash by wire transfer or by the issuance and delivery to the Holder of a certificate, registered in the name of the Holder or its designee, for a number of shares of Common Stock (with fractional shares being rounded to the next higher whole number) equal to the amount of Interest due on such Interest Payment Date divided by the Average Closing Price on the Interest Payment Date.  Prior to the payment of Interest on the first Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i).  From and after the occurrence of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%) per annum as described in Section 19 below.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)                                  CONVERSION OF NOTE.  At the option of the Holder, this Note shall be convertible into (i) shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), (ii) the Imagify License (as defined below) or (iii) (A) a credit in an amount equal to the Conversion Amount against any required Regulatory Milestone Payment (as defined below) and (B) an amount payable, at the option of the Company, in cash or by delivery of a number of shares of Common Stock determined in accordance with Section 3(a) equal to the excess of the Conversion Amount over the amount of the Regulatory Milestone Payment (the “Conversion Amount Excess”), on the terms and conditions set forth in this Section 3.

(a)                                  Conversion Right.  Subject to the provisions of Sections 3(c) and 3(d), at any time between the Issuance Date and 5:00 p.m. New York Time on November [    ], 2009 (the “Conversion Deadline”), the Holder shall be entitled to convert all but not less than all of the outstanding and unpaid Conversion Amount (as defined below) into either (i) fully paid and nonassessable shares of Common Stock (a “Share Conversion”) in accordance with Sections 3(b) and 3(c), (ii) the right to enter into the Imagify License or (iii) (A) a credit in an amount equal to the Conversion Amount against any required Regulatory Milestone Payment and (B) at the option of the Company, (x) cash in an amount equal to the Conversion Amount Excess or (y) delivery to the Holder of a number of shares of Common Stock (with fractional shares being rounded to the next higher whole number equal to the Conversion Amount Excess divided by the Average Closing Price on the Conversion Date (as defined below).  In the case of a Share Conversion, the Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon conversion of any Conversion Amount; provided, that the Company shall not be responsible for the payment of any income taxes that may be incurred by the Holder as a result of such conversion.

(b)                                 Conversion Rate For Share Conversion.  In connection with a Share Conversion, the number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be the greater of (i) the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price and (ii) such number of shares of Common

Stock as shall represent immediately after giving effect to such conversion 51% of the Common Stock Deemed Outstanding.

(i)                                     “Conversion Amount” means the sum of (A) the Principal, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such amount being converted.

(ii)                                  “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, U.S.$0.486.

(c)                                  Mechanics of Conversion.

(i)                                     Share Conversion Notice.  To convert any Conversion Amount into shares of Common Stock on any Conversion Date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Share Conversion Notice”) to the Company’s chief executive officer and chief financial officer, with a copy by facsimile or email to:

Lawrence S. Wittenberg, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02129

Email:  lwittenberg@goodwinprocter.com

Fax: (617) 523-1231

and (B) physically surrender the Note to the Company for cancellation in connection with such conversion.

(ii)                                  Share Delivery. On or before the first Business Day following the date of receipt of a Share Conversion Notice in connection with a Share Conversion, the Company shall transmit by facsimile a confirmation of receipt of such Share Conversion Notice to the Holder and the Transfer Agent.  On or before the third Business Day following the later of (A) the date of receipt of a Share Conversion Notice and the Company’s receipt of the Note from the Holder and (B) the expiration of any applicable waiting period under the HSR Act (as defined below) (the “Share Delivery Date”), the Company shall issue and deliver to such address of the Holder as is set forth in the Note Purchase Agreement or such other address as specified in the Share Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. The Person entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d)                                 Deliveries in Connection with the Imagify License.  To convert this Note into the right to enter into the Imagify License on any Conversion Date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a letter signed by an authorized officer of the Holder electing to convert this Note into the

Imagify License in accordance with the terms of the Note (the “Imagify Conversion Notice”) to the Company’s chief executive officer and chief financial officer, with a copy by facsimile or email to:

Lawrence S. Wittenberg, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02129

Email:  lwittenberg@goodwinprocter.com

Fax: (617) 523-1231

and (B) physically surrender the Note to the Company for cancellation in connection with such conversion.  No later than the second Business Day following the later of (A) the date of receipt of such Imagify Conversion Notice and the Company’s receipt of the Note from the Holder and (B) the expiration of any applicable waiting period under the HSR Act, the Company shall delivery to the Holder duly executed original copies of (i) the Imagify License, (ii) the Assignment Agreement (as defined below) and (iii) the Trademark License (as defined below).

(e)                                  Deliveries in Connection with the Regulatory Milestone Payment Credit.  To convert this Note into the right to receive a credit against any required Regulatory Milestone Payment and the amount of cash, if any, specified in Section 3(a) on any Conversion Date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a letter signed by an authorized officer of the Holder electing to convert this Note into a credit towards the Regulatory Milestone Payment plus the amount of cash, if any specified in Section 3(a) in accordance with the terms of the Note (the “Regulatory Milestone Payment Notice”) to the Company’s chief executive officer and chief financial officer, with a copy by facsimile or email to:

Lawrence S. Wittenberg, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02129

Email:  lwittenberg@goodwinprocter.com

Fax: (617) 523-1231

and (B) physically surrender the Note to the Company for cancellation in connection with such conversion.  No later than the second Business Day following the later of (A) the date of receipt of such Regulatory Milestone Payment Notice and the Company’s receipt of the Note from the Holder and (B) the expiration of any applicable waiting period under the HSR Act, the Company shall deliver to the Holder (1) a duly executed original copy of a confirmation of the satisfaction of all of the Holder’s obligations with respect to the Regulatory Milestone Payment and (2) at the option of the Company, (x) a cash payment, by wire transfer to the account specified by the Holder, in an amount equal to the Conversion Amount Excess, or (y) a certificate registered in the name of the Holder or its designee, for a number of shares of Common Stock (with fractional shares being rounded to the next higher whole number) equal to the Conversion Amount Excess divided by the Average Closing Price on the Conversion Date.

(f)                                    If the expiration of any applicable waiting period under the HSR Act with respect to a conversion of the Note shall not have occurred within sixty (60) days following the delivery of the Share Conversion Notice, the Imagify Conversion Notice or the Regulatory Milestone Payment Notice, as applicable, the Purchaser shall have the right to withdraw such Share Conversion Notice, Imagify Conversion Notice or Regulatory Milestone Payment Notice, as applicable, by delivery of written notice to the Company within five (5) Business Days after the expiration of such sixty (60) day period and, without waiving or limiting any other rights of the Holder hereunder (including the right to convert the Note pursuant to the terms hereof), the conversion of this Note shall be deemed not to have occurred and the Note shall be deemed to remain outstanding.

(4)                                  RIGHTS UPON EVENT OF DEFAULT.

(a)                                  Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)                                     the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(ii)                                  the Company or any of its Subsidiaries (as defined in the Note Purchase Agreement) shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other Indebtedness (as defined in the Note Purchase Agreement) in excess of $50,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default or event under any agreement or instrument relating to any such Indebtedness in excess of $50,000 shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness in excess of  $50,000 or any such Indebtedness in excess of $50,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(iii)                               any representation or warranty made by the Company in any Transaction Agreement (as defined in the Note Purchase Agreement) shall prove to have been untrue in any material respect when made or deemed to be made or any event occurs, or condition or state of facts comes into existence, which, if such event, condition or state of facts had occurred or been in existence on the date hereof, would have caused the representations and warranties contained clauses (i) (except for the words “all without challenge of any kind” contained therein), (ii) (except for the words “has not been cancelled or abandoned and” contained therein) and (v) (except with respect to the transactions contemplated by the Transaction Agreements (as defined in the Note Purchase Agreement)) of the first sentence of Section 3.20(e) of the Note Purchase Agreement to be untrue in any material respect as of the date hereof;

(iv)                              default by the Company in the due observance or performance or any covenant or agreement contained in any Transaction Agreement and such default shall continue for twenty (20) Business Days after written notice thereof to the Company by the Holder;

(v)                                 the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official (a “Custodian”) for itself or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing;

(vi)                              a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law (collectively, “Bankruptcy Law”) is filed by or against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against the Company or any of its Subsidiaries (but not instituted by the Company or any of its Subsidiaries), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for the Company or any of its Subsidiaries or any substantial part of its property) shall be granted or shall occur;

(vii)                           except in connection with those matters set forth on Schedule 4(a)(vii) hereto, a final, non-appealable judgment or series of judgments for the payment of money aggregating in excess of $50,000 is rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides the Holder as promptly as practicable with a written statement from such insurer or indemnity provider (which written statement shall be in a form reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity in the time frame provided under the applicable insurance policy;

(viii)                        any breach or failure in any respect to comply with Section 7 of this Note;

(ix)                                any of the Governmental Approvals or any other consent or approval necessary for the continuing operation of the Company or any of its Subsidiaries shall cease to be in full force and effect; provided, that a failure to secure approval of the Imagify Product (as defined in the Note Purchase Agreement) by the Food and Drug Administration shall not be considered a default under this paragraph;

(x)                                   For any reason any Transaction Agreement shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected or to have its intended priority, or any party thereto other than the Holder shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Transaction Agreement;

(xi)                                an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $50,000;

(xii)                             any material portion of the Collateral (as defined in the Security Agreement) shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by the Security Agreement or shall be lost, stolen, damaged or destroyed and such loss, theft, damage or destruction is not covered materially by insurance; or

(xiii)                          for any reason, the Company or any of its material Subsidiaries ceases to operate its business or ceases to own any of its Governmental Approvals necessary for the continuing conduct of its business.

(b)                                 Rights Upon an Event of Default.

(i)                                     If an Event of Default has occurred with respect to this Note and the Holder has provided written notice to the Company of such Event of Default, the unpaid principal of this Note shall bear interest at a rate of fifteen percent (15%) per annum from the occurrence and during the continuance of such Event of Default.  Upon the occurrence of an Event of Default, except in the case of the events described in paragraphs (v) and (vi) above:  (X) the Holder may, by written notice to the Company, accelerate the maturity of this Note whereupon the entire amount of Principal, together with all accrued and unpaid Interest thereon and all other liabilities of the Company hereunder, shall become due and payable immediately; provided, however, that with respect to an Event of Default described in paragraph (v) or (vi) above, this Note, and all such Principal, Interest and other liabilities of the Company hereunder shall automatically become due and payable without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are expressly waived by the Company and (Y) the Holder may exercise all or any other remedies provided in the Note Purchase Agreement or the Security Agreement or available at law or equity.

(ii)                                  Demand, presentment, protest and notices of nonpayment, protest, dishonor and acceptance are hereby waived by the Company.  The Company also waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of the Holder in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of the Holder or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Note or any other Transaction Agreement.  The Company waives the right, if any, to the benefit of, or to direct the application of, any Collateral.  The Company hereby acknowledges that the Holder has no obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from the Company.

(iii)                               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Holder is hereby authorized at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Company (regardless of whether such balances are then due to the Company) and any other properties or assets any time held or owing by the Company to or for the credit or for the account of the Company against and on account of any of the Secured Obligations (as defined in the Security Agreement) then due.  The Company hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).

(5)                                  RIGHTS UPON CORPORATE EVENTS.  In addition to and not in substitution for any other rights hereunder (but not in duplication of any adjustment made pursuant to Section 6), prior to the consummation of any transaction pursuant to which all holders of outstanding shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note for shares of Common Stock (i.e. not into the right to enter into the Imagify License or receive a credit against any required Regulatory Milestone Payment), (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the terms of conversion set forth in Section 3. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.  The provisions of this Section 5 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(6)                                  RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)                                  Adjustment of Conversion Price upon Issuance of shares of Common Stock.  If and whenever during the period beginning on after the Issuance Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Applicable Price and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price times the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus

(II) the consideration, if any, received (or deemed to be received) by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.  For purposes of determining the adjusted Conversion Price under this Section 6(a), the following shall be applicable:

(i)                                     Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)                                  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 6(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)                               Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)                              Calculation of Consideration Received.  In case any Option or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued for a consideration of $.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such securities (if then traded on a national securities exchange or over-the-counter market) on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, nationally recognized appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error.  The fees and expenses of such appraiser shall be borne by the party whose determination or fair value most differs from such appraiser’s determination.

(v)                                 Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)                                 Adjustment of Conversion Price upon Subdivision or Combination of shares of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)                                  Other Events.  If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

(7)                                  RESERVATION OF AUTHORIZED SHARES.

(a)                                  Reservation.  The Company initially shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for the Note equal to the maximum number of shares of Common Stock into which the Conversion Amount of the Note is convertible as of the Issuance Date.  So long as the Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Note pursuant to Section 3 (the “Required Reserve Amount”).

(b)                                 Insufficient Authorized Shares.  If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall take all necessary actions to obtain stockholder approval of an increase in the number of authorized shares of Common Stock.  In connection with a meeting of stockholders, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

(8)                                  VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to applicable laws of the State of Delaware, and as expressly provided in this Note.

(9)                                  RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a)                                  Rank.  No Indebtedness of the Company or its Subsidiaries shall rank senior to the payments due under this Note without the prior written consent of the Purchaser.

(b)                                 Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

(c)                                  Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)                                 Restricted Payments.  Except with respect to the dividend payments on the Company’s 6.5% Convertible Exchangeable Preferred Stock outstanding on the date hereof, as set forth in the Company’s certificate of incorporation, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness except for payments of principal or interest required pursuant to Permitted Indebtedness described under clause (i) or (ii) of the definition of Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing.

(10)                            PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if the Holder had converted this Note into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.  The provisions of this Section 10 shall not operate in duplicate of Section 5 or Section 6 hereof and with respect to cash dividends, Section 10 shall control.

(11)                            CHANGE TO TERMS OF THE NOTE.  Any amendment, supplement or modification of or to any of the provisions of this Note shall be effective only if it is made in writing and signed by the Company and the Holder.

(12)                            TRANSFER.  Prior to and including the Conversion Deadline, this Note may not be offered, sold, assigned or transferred by the Holder, other than to an Affiliate (as defined in the Note Purchase Agreement) without the prior written consent of the Company.  After the Conversion Deadline, this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

(13)                            REISSUANCE OF THIS NOTE.

(a)                                  Transfer.  If this Note is to be transferred in accordance with Section 12, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred.

(b)                                 Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c)                                  Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $500,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)                                 Issuance of New Notes.  If the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall represent accrued Interest and Late Charges (if any) on the Principal and Interest of this Note, from the Issuance Date.

(14)                            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Agreements at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15)                            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the documented costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(16)                            SECURITY AGREEMENT. The payment of Principal, Interest and all other liabilities of the Company hereunder is secured by a security interest in certain collateral of the Company as described in the Security Agreement (as defined below).

(17)                            CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(18)                            FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19)                            NOTICES; PAYMENTS.

(a)                                  Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 12.3 of the Note Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any pro rata subscription offer to holders of shares of Common Stock or (C) for determining rights to vote with respect to any transaction described in Section 5, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)                                 Payments.  Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by the Holder to the Company in writing prior to such payment. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount of Principal which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(20)                            CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, whether by payment of cash or upon the conversion of the Note as set forth in Section 3, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(21)                            WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

(22)                            GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(23)                            CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)                                  “Assignment Agreement” means the Assignment Agreement between the Company and the Purchaser, in the form of Exhibit B.

(b)                                 “Average Closing Price” means the average closing price of the Common Stock on the Nasdaq Stock Market or such other national securities exchange or trading system on which the Common Stock is then principally traded during the ten (10) trading day period immediately prior to the date in question.

(c)                                  “Benefit Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(d)                                 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)                                  “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding Options or Convertible Securities, such number to be determined in the manner set forth in Section 6(a)(i) and 6(a)(ii), regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding (i) any shares of Common Stock owned or held by or for the account of the Company, (ii) solely for purposes of Section 6 and not for purposes of Section 3, shares of Common Stock issuable upon conversion of this Note and (iii) any shares of Common Stock issuable upon the conversion of any Options having an exercise price per share of Common Stock into which such Option is convertible (or, in the case of Options to subscribe for or purchase Convertible Securities, having an aggregate exercise price in connection with any conversion into such Convertible Securities and any further conversion into Common Stock) that is greater than the greater of (i) 3 times the Average Closing Price of the Common Stock on the date in question or (ii) $8.00 (appropriately adjusted for any event of the type described in Section 6(b))

(f)                                    “Conversion Date” means the date, which shall be prior to the Conversion Deadline, on which this Note is converted in accordance with Section 3(a).

(g)                                 “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h)                                 “ERISA” mean the Employee Retirement Income Security Act of 1974, as amended from time to time, regulations promulgated thereunder and any successor thereto.

(i)                                     “ERISA Affiliate” means any entity (whether or not incorporated) that, together with the Company is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

(j)                                     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” involving a Benefit Plan with respect to which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Tax Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of the Company or any Subsidiary of the Company.

(k)                                  “Governmental Approval” means any license, permit or certificate of public convenience and necessity issued or required to be issued to the Company or any of its Subsidiaries by any Governmental Authority.

(l)                                     “Governmental Authority” means any United States federal, state, local or other political subdivision thereof and any United States or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(m)                               “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(n)                                 “Interest Rate” means 8.00% per annum, subject to adjustment pursuant to Section 2.

(o)                                 “Imagify License” means the License Agreement between the Company and the Purchaser, in the form attached hereto as Exhibit C.

(p)                                 “Late Charges” has the meaning given such term in Section 19(b).

(q)                                 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(r)                                    “Note Purchase Agreement” means the Note Purchase Agreement dated as of October 24, 2008 by and between the Company and the Purchaser.

(s)                                  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t)                                    “Permitted Indebtedness” means (i) the Indebtedness set forth in Schedule 3.12 of the Company Disclosure Letter (as defined in the Note Purchase Agreement under the heading “Loan Agreements”), (ii) trade payables incurred in the ordinary course of business, (iii) other Indebtedness not exceeding $2 million in the aggregate at any one time outstanding and (iv) any other Indebtedness consented in writing by the Purchaser.

(u)                                 “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principals in the United States (“GAAP”), (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, other than any Lien imposed by ERISA, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent and for which adequate reserves have been established in accordance with GAAP, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (viii) Liens securing the Company’s obligations under the Notes, (ix) Liens arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA, (x) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds and (xi) Liens listed on Schedule 1.1(b) of the Company Disclosure Letter (as defined in the Note Purchase Agreement).

(v)                                 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(w)                               “Purchaser” means Cephalon, Inc., a Delaware corporation.

(x)                                   “Regulatory Milestone Payment” means the $15,000,000 payment to be paid by the Purchaser pursuant to Section 2.9 of the Celecoxib License Agreement (as defined in the Note Purchase Agreement).

(y)                                 “Security Agreement” means the Security Agreement dated as of           , 2008 by and between the Company and the Purchaser.

(z)                                   “Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(aa)                            “Trademark License” means the Trademark License between the Company and the Purchaser in the form as attached to the Imagify License.

(bb)                          “Transfer Agent” means American Stock Transfer & Trust Company.

(cc)                            “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ACUSPHERE, INC.

By:
Name:
Title:

EXHIBIT A

ACUSPHERE, INC.
CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by [COMPANY] (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs                    to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                         from the Company acknowledged and agreed to by                               .

ACUSPHERE, INC.

By:
Name:
Title:

Exhibit B

Assignment Agreement

Exhibit C

Imagify License

Schedule 4(a)(vii)

Litigation

Claim filed by Miguel Torres with the Commonwealth of Massachusetts – Commission Against Discrimination (MCAD), Claim No. 08BEM01015